Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the registration statements (File Nos. 333-102196, 333-103614, 333-103792, and 333-104234) on Form S-8 and in this Annual Report on Form 10-KSB of Goldspring, Inc. of our report dated March 31, 2005 relating to the financial statement schedules appearing in this Annual Report on Form 10-KSB of Goldspring, Inc.

/s/ Jewett Schwartz & Associates

JEWETT SCHWARTZ & ASSOCIATES

Hollywood, Florida
June 17, 2005